Exhibit 4.01

                         CERTIFICATE OF INCORPORATION
                                      OF
                            MURPHY OIL CORPORATION
                                  AS AMENDED

               MURPHY OIL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

               FIRST: The name of the corporation shall be MURPHY OIL CORPORATION (hereinafter called the "Company").

               SECOND: The registered office of the Company in the State of Delaware is to be located in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company, whose address is No. 100 West Tenth Street, Wilmington, Delaware 19899.

               THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

               FOURTH: The total number of shares of stock of all classes which the Company shall have authority to issue is 80,400,000 shares, of which 400,000 shall be of the par value of $100 each, designated as "Cumulative Preferred Stock" (hereinafter in this Article Fourth called "Preferred Stock"), and 80,000,000 shall be of the par value of $1.00 each, designated as "Common Stock".

               No stockholder of the Company shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of the Company, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the board of directors, in its discretion from time to time may grant, and at such prices as the board of directors in its discretion may fix; and the board of directors may issue shares of any class of the Company, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

               The following are the terms and provisions of each class of stock which the Company shall have authority to issue:


                                 SECTION I

                        Cumulative Preferred Stock

                  (1) The Preferred Stock may be issued, from time to time, in one or more series, the shares of each series to have such designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series, adopted by the board of directors as hereinafter provided.

                  (2) Authority is hereby expressly be vested in and granted to the board of directors of the Company, subject to the provisions of this Article Fourth, to authorize the issue of one or more series of Preferred Stock and with respect to each such series to fix, by resolution or resolutions providing for the issue of such series, the following:

                       (a) the maximum number of shares to constitute such
                  series and the distinctive designation thereof;

                       (b) the annual dividend rate on the shares of such
                  series and the date or dates from which dividends shall be accumulated as herein provided;

                       (c) the premium, if any, over and above the par
                  value thereof and any accumulated dividends thereon which the holders of such shares of such series shall be entitled to receive upon the redemption thereof, which premium may vary at different redemption dates and may also be different with respect to shares redeemed through the operation of any purchase, retirement or sinking fund than with respect to shares otherwise redeemed;

                       (d) the premium, if any, over and above the par
                  value thereof and any accumulated dividends thereon which the holders of such shares of such series shall be entitled to receive upon the voluntary liquidation, dissolution or winding up of the Company;

                       (e) whether or not the shares of such series shall
                  be subject to the operation of a purchase, retirement or sinking fund and, if so, the extent to and manner in which such purchase, retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relative to the operation of the said fund or funds;

                       (f) whether or not the shares of such series shall
                  be convertible into or exchangeable for shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                       (g) the limitations and restrictions, if any, to be
                  effective while any shares of such series are outstanding, upon the payment of dividends or making of other distributions, and upon the purchase, redemption or other acquisition by the Company, or any subsidiary, of the Preferred Stock , the Common Stock, or any other class or classes of stock of the Company ranking on a parity with or junior to the shares of such series either as to dividends or upon liquidation;

                       (h) the conditions or restrictions, if any, upon the
                  creation of indebtedness of the Company or of any subsidiary, or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

                       (i) any other preferences and relative,
                  participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall not be inconsistent with this Article Fourth.

                  (3) All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of Paragraph (2) of this Section I of this Article Fourth.

                  (4) Before any dividends (other than dividends payable in Common Stock) on any class or classes of stock of the Company ranking junior to the Preferred Stock as to dividends shall be declared or paid or set apart for payment, the holders of shares of Preferred Stock of each series shall be entitled to receive cash dividends, when and as declared by the board of directors, at the annual rate, and no more, fixed in the resolution ro resolutions adopted by the board of directors providing for the issue of such series, payable quarterly in each year on such dates as may be fixed in such resolution or resolutions, to holders of record on such respective dates, not exceeding 50 days preceding such dividend payment dates, as may be determined by the board of directors in advance of the payment of each particular dividend; provided, however, that the resolution or resolutions providing for the issue of each series of Preferred Stock shall fix the same dates in each year for the payment of quarterly dividends as are fixed for the payment of quarterly dividends in the resolution or resolutions providing for the issue of all other series of Preferred Stock at the time outstanding. With respect to each series of Preferred Stock such dividends shall be cumulative from the date or dates fixed in the resolution or resolutions providing for the issue of such series, which date or dates shall in no instance be more than 90 days before or after the date of the issuance of the particular shares of such series then to be issued. No dividends shall be declared on any series of Preferred Stock in respect of any quarter-yearly dividend period unless there shall likewise be or have been declared on all shares of Preferred Stock of each other series at the time outstanding like dividends ratably in proportion to the respective annual dividend rates fixed therefore as hereinbefore provided.

                  (5) In the event of any liquidation, dissolution or winding up of the Company, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of stock of the Company ranking junior to the Preferred Stock upon liquidation, the holders of shares of Preferred Stock shall be entitled to receive payment at the rate of $100 per share, plus an amount equal to all dividends (whether or not earned or declared) accumulated to the date of final distribution to such holders, and, in addition thereto, if such liquidation, dissolution or winding up be voluntary, the amount of the premium, if any, payable upon such liquidation, dissolution or winding up as fixed for the shares of the respective series; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of shares of Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this Paragraph (5), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Company shall be deemed a voluntary liquidation, dissolution or winding up of the Company, but a consolidation or merger of the Company with one or more other corporations (whether or not the Company is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                  (6) The Company, at the option of the board of directors, may, except as provided in Paragraph (10) of this
            Section I of this Article Fourth, redeem at any time the whole or from time to time any part of the Preferred Stock of any series at the time outstanding, at the par value thereof, plus in every case an amount equal to all accumulated dividends with respect to each share so to be redeemed, and, in addition thereto, the amount of the premium, if any, payable upon such redemption fixed in the resolution or resolutions providing for the issue of such series (the total sum so payable on any such redemption being herein referred to as the "redemption price"). Notice of every such redemption shall be mailed at least 30 days in advance of the date designated for such redemption (herein called the "redemption date") to the holders of record of shares of Preferred Stock so to be redeemed at their respective addresses as the same shall appear on the books of the Company. In order to facilitate the redemption of any shares of Preferred Stock that may be chosen for redemption as provided in this Paragraph (6), the board of directors shall be authorized to cause the transfer books of the Company to be closed as to such shares at any time not exceeding 50 days prior to the redemption date. In case of the redemption of a part only of any series of Preferred Stock at the time outstanding, the shares of such series so to be redeemed shall be selected by lot or in such other manner as the board of directors may determine. The board of directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the terms and conditions upon which the Preferred Stock shall be redeemed from time to time.

                  (7) If said notice of redemption shall have been given as aforesaid and if, on or before the redemption date, the funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, from and after the redemption date, notwithstanding that any certificates for shares of Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall not be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the redemption date and all rights of holders of the shares of Preferred Stock so called for redemption shall forthwith, after the redemption date, cease and terminate, excepting only the right to receive the redemption price therefor but without interest. Any moneys so set aside by the Company and unclaimed at the end of six years from the date fixed for such redemption shall revert to the general funds of the Company after which reversion the holders of such shares so called for redemption shall look only to the Company for payment of the redemption price, and such shares shall still not be deemed to be outstanding.

                  (8) If, on or before the redemption date, the Company shall deposit in trust, with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $5,000,000, the funds necessary for the redemption of the shares of Preferred Stock so called for redemption, to be applied to the redemption of such shares, and if on or before such date the Company shall have given notice of redemption as aforesaid or made provision satisfactory to such bank or trust company for the timely giving thereof, then from and after the date of such deposit all shares of Preferred Stock so called for redemption shall not be deemed to be outstanding, and all rights of the holders of such shares of Preferred Stock so called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor, but without interest, and the right to exercise on or before the date fixed for redemption privileges of conversion or exchange, if any, not theretofore otherwise expiring. Any funds so deposited, which shall not be required for such redemption because of the exercise of any such right of conversion or exchange subsequent to the date of such deposit, shall be returned to the Company. In case the holders of shares of Preferred Stock which shall have been called for redemption shall not, within one year after the redemption date, claim the amount deposited with respect to the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Company such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Company for the payment thereof. Any interest accrued on funds so deposited shall be paid to the Company from time to time. Any such unclaimed amounts paid over by any such bank or trust company to the Company shall, for a period terminating six years after the date fixed for redemption, be set aside and held by the Company in the manner and with the same effect as if such unclaimed amounts had been set aside under the preceding paragraph (7) of this Section I of this Article Fourth.

                  (9) Shares of Preferred Stock which have been retired through the operation of a purchase, retirement or sinking fund, whether by redemption, purchase or otherwise, shall, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock, but shall be reissued only as part of a new series of Preferred Stock to be created by resolution or resolutions of the board of directors or as part of any other series of Preferred Stock the terms of which do not prohibit such reissue, and shall not be reissued as a part of the series of which they were originally a part. Shares of Preferred Stock which have been redeemed or purchased, otherwise than through the operation of a purchase, retirement or sinking fund, or which, in convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes ranking junior to the Preferred Stock both as to dividends and upon liquidation, shall, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part (if the terms of such series do not prohibit such reissue) or as part of a new series of Preferred Stock to be created by resolution or resolutions of the board of directors or as part of any other series of Preferred Stock the terms of which do not prohibit such reissue.

                  (10) If at any time the Company shall have failed to pay dividends in full on the Preferred Stock , thereafter and until dividends in full, including all accumulated dividends on the Preferred Stock outstanding, shall have been declared and set apart for payment or paid, (a) the Company, without the affirmative vote or consent of the holders of at least 66 2/3% in interest of the Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, the holders of the Preferred Stock , regardless of series, consenting or voting (as the case may be) separately as a class, shall not redeem less than all the Preferred Stock at such time outstanding and (b) neither the Company nor any subsidiary shall purchase any Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of Preferred Stock of all series upon such terms as the board of directors, in their sole discretion after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series, shall determine (which determination shall be final and conclusive) will result in fair and equitable treatment among the respective series; provided that (i) the Company, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any series, may use shares of such series acquired by it prior to such failure and then held by it as treasury stock and (ii) nothing shall prevent the Company from completing the purchase or redemption of shares of Preferred Stock for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially published, prior to such default.

                  (11) So long as any of the Preferred Stock is outstanding, the Company will not:

                        (a) Without the affirmative vote of consent of the holders of at least 66 2/3% of all the Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, the holders of the Preferred Stock, regardless of series, consenting or voting (as the case may be) separately as a class (i) create any class or classes of stock ranking prior to the Preferred Stock, either as dividends or upon liquidation, or increase the authorized number of shares of any class or classes of stock ranking prior to the Preferred Stock either as to dividends or upon liquidation or (ii) amend, alter or repeal any of the provisions of this Article Fourth so as adversely to affect the preferences, special rights, or powers of the Preferred Stock.

                        (b) Without the affirmative vote or consent of the holders of at least 66 2/3% of any series of the Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, the holders of such series of the Preferred Stock consenting or voting (as the case may be) separately as a class, amend, alter or repeal any of the provisions of the resolution or resolutions providing for the issue of such series so as adversely to affect the preferences, special rights or powers of the Preferred Stock of such series.

                        (c) Without the affirmative vote or consent of the holders of at least a majority of all the Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, the holders of the Preferred Stock, regardless of series, consenting or voting (as the case may be) separately as a class (i) increase the authorized amount of the Preferred Stock ,
                  (ii) create any other class or classes of stock ranking on a parity with the Preferred Stock either as to dividends or upon liquidation, (iii) merge or consolidate with any other corporation, other than a wholly owned subsidiary, or (iv) voluntarily dissolve.

                  (12) Except as herein or by law expressly provided, the Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of stockholders. If, however, and whenever, at any time or times, dividends payable on the Preferred Stock shall be in default in an aggregate amount equivalent to not less than four full quarterly dividends on any series of Preferred Stock at the time outstanding, the outstanding Preferred Stock shall have the exclusive right, voting separately as a class, to elect two directors of the Company, and the remaining directors shall be elected by the other class or classes of stock entitled to vote therefor. Whenever such right of the holders of the Preferred Stock shall have vested, such right may be exercised initially either at a special meeting of such holders of the Preferred Stock called as provided in Paragraph (13) of this Section I of this Article Fourth, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter such annual meetings. The right of the holders of the Preferred Stock, voting separately as a class, to elect members of the board of directors of the Company as aforesaid shall continue until such time as all dividends accumulated on the Preferred Stock shall have been paid in full, at which time the right of the holders of the Preferred Stock to vote and to be represented at and to receive notice of meetings shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

                  (13) At any time when the special voting right shall have vested in the holders of the Preferred Stock then outstanding as provided in the preceding Paragraph (12) of this
            Section I of this Article Fourth, and if such right shall not already have been initially exercised, a proper officer of the Company shall, upon the written request of the holders of record of at least 10% in amount of the Preferred Stock then outstanding, regardless of series, addressed to the secretary of the Company, call a special meeting of the holders of the Preferred Stock and of any other class or classes of stock having voting power with respect thereto, for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for the holding of annual meetings of stockholders of the Company. If such meeting shall not be called by the proper officer of the Company within 20 days after the personal service of such written request upon the secretary of the Company, or within 20 days after mailing the same within the United States of America, by registered mail addressed to the secretary of the Company at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least 10% in amount of the Preferred Stock then outstanding, regardless of series, may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for the holding of annual meetings of stockholders of the Company. Any holder of Preferred Stock so designated shall have access to the stock books of the Company for the purpose of causing a meeting of stockholders to be called pursuant to these provisions. Notwithstanding the provisions of this Paragraph (13), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

                 (14) At any meeting held for the purpose of electing directors at which the holders of the Preferred Stock shall have the special right, voting separately as a class, to elect directors as provided in Paragraph (12) of this Section I of this Article Fourth, the presence, in person or by proxy, of the holders of 33 1/3% of the Preferred Stock at the time outstanding shall be required and be sufficient to constitute a quorum of such class for the election of any director by the holders of the Preferred Stock as a class. At any such meeting or adjournment thereof, (a) the absence of a quorum of the Preferred Stock shall not prevent the election of the directors to be elected by the holders of stock other than the Preferred Stock and the absence of a quorum of stock other than the Preferred Stock shall not prevent the election of the directors to be elected by the holders of the Preferred Stock, and (b) in the absence of such quorum, either of the Preferred Stock or of stock other than the Preferred Stock, or both, a majority of the holders, present in person or by proxy, of the class or classes of stock which lack a quorum shall have power to adjourn the meeting for the election of directors whom they are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                 (15) The term of office of all directors in office at any time when voting power shall, as aforesaid, be vested in the holders of the Preferred Stock shall terminate upon the election of any new directors at any meeting of stockholders called for the purpose of electing directors. Upon any termination of the right of the holders of the Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office shall terminate upon the election of new directors at a meeting of the other class or classes of stock of the Company then entitled to vote for directors, which meeting may be held at any time after such termination of voting right in the holders of the Preferred Stock, upon notice as above provided, and shall be called by the secretary of the Company upon written request of the holders of record of 10% of the aggregate number of outstanding shares of such other class or classes of stock then entitled to vote for directors.

                 (16) If in any case the amounts payable with respect to any requirements to retire shares of the Preferred Stock are not paid in full in the case of all series with respect to which such requirements exist, the number of shares to be retired in each series shall be in proportion to the respective amounts which would be payable on account of such requirements if all amounts payable were met in full.

                 (17) Whenever, at any time, full cumulative dividends as aforesaid for all past dividend periods and for the current dividend period shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock, and after complying with all the provisions with respect to any purchase, retirement or sinking fund or funds for any one or more series of Preferred Stock, the board of directors may, subject to the provisions hereof with respect to the payment of dividends on any other class or classes of stock, declare dividends on any such other class or classes of stock ranking junior to the Preferred Stock as to dividends subject to the respective terms and provisions, if any, applying thereto, and the Preferred Stock shall not be entitled to share therein.

                 Upon any liquidation, dissolution or winding up of the
            Company, after payment shall have been made in full to the Preferred Stock as provided in Paragraph (5) of this Section I, of this Article Fourth, but not prior thereto, any other class or classes of stock ranking junior to the Preferred Stock upon liquidation shall, subject to the respective terms and provisions, if any, applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Preferred Stock shall not be entitled to share therein.

                 (18) For the purposes of this Section I of this Article Fourth or of any resolution of the board of directors providing for the issue of any series of Preferred Stock or of any certificate filed with the Secretary of State of Delaware (unless otherwise provided in any such resolution or certificate):

                       (a) The amount of dividends "accumulated" on any share of Preferred Stock of any series as at any quarterly dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such quarterly dividend date, whether or not earned or declared, and the amount of dividends "accumulated" on any share of Preferred Stock of any series as at any date other than a quarterly dividend date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding quarterly dividend date, whether or not earned or declared, plus an amount equivalent to interest on the par value of such shares at the annual dividend rate fixed for the shares of such series for the period after such last preceding quarterly dividend date to and including the date as of which the calculation is made.

                       (b) Any class or classes of stock of the Company shall be deemed to rank

                            (i) prior to the Preferred Stock either as to dividends or upon liquidation if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in the preference or priority to the holders of the Preferred Stock;

                            (ii)  on a parity with the Preferred Stock
                        either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, if the holders of such class or classes of stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other with respect to the holders of the Preferred Stock;

                            (iii) junior to the Preferred Stock either as
                        to dividends or upon liquidation if the rights of the holders of such class or classes shall be subject or subordinate to the rights of the holders of the Preferred Stock in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be.

                 (19) So long as any shares of Preferred Stock shall be outstanding, the Preferred Stock shall be deemed to rank prior to the Common Stock as to dividends and upon liquidation.


                                SECTION II

                               Common Stock

                 Except as herein or by law expressly provided, each
            holder of Common Stock shall have the right, to the exclusion of all other classes of stock, to one vote for each share of stock standing in the name of such holder on the books of the Company.

            FIFTH: The minimum amount of capital with which the Company will commence business is $1,000.

            SIXTH: The name and place of residence of each of the incorporators is as follows:


                   Name                            Residence
                   ----                            ---------

    J.A. O'Connor, Jr..................    510 East Faulkner Street
                                           El Dorado, Arkansas
    Jerry W. Watkins...................    1007 Brookwood Drive
                                           El Dorado, Arkansas
    Wilma B. Meek......................    Calion, Arkansas.

            SEVENTH: The existence of the Company is to be perpetual.

            EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

            NINTH: The number of directors of the Company shall be such as from time to time shall be fixed by, or in the manner provided in, the bylaws, but shall not be less than three. Election of directors need not be by ballot unless the bylaws so provide.

            In furtherance, and not in limitation of the powers conferred by law, the board of directors is expressly authorized

                       (a) To make, alter or repeal the bylaws of the Company; to set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created; to authorize and cause to be executed mortgages and liens upon any part of the property of the Company provided it be less than substantially all; to determine whether any, and if any, what part, of the annual net profits of the Company or of its net assets in excess of its capital shall be declared as dividends and paid to the stockholders, and to direct and determine the use and disposition of any such annual net profits or net assets in excess of capital.

                       (b) By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the Company, which, to the extent provided in the resolution or in the bylaws of the Company, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the Company or as may be determined from time to time by resolution adopted by the board of directors.

                       (c) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Company, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the Company.

                       (d) To establish bonus, profit sharing, stock option, retirement or other types of incentive or compensation plans for the employees (including officers and directors) of the Company and to fix the amount of the annual profits to be distributed or shared and to determine the persons to participate in any such plans and the amount of their respective participation.

                       (e) To determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Company (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

            TENTH: The stockholders and board of directors shall have power, if the bylaws so provide, to hold their meetings and to keep the books of the Company (except such as are required by the law of the State of Delaware to be kept in Delaware) and documents and papers of the Company outside the State of Delaware.

            ELEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

            TWELFTH: No contract or other transaction between the Company and any other corporation and no other act of the Company with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors of the Company are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the Company individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Company, provided that the fact that he individually or as a member of such firm or association is such a party or so interested and the extent of such interest shall be disclosed or shall have been known to a majority of the whole board of directors present at any meeting of the board of directors at which action upon such contract or transaction shall be taken; and any director of the Company who is also a director or officer of such other corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the Company may vote upon any contract or other transaction between the Company and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

            THIRTEENTH:   Each officer, director, or member of any committee
designated by the board of directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officials or by an independent certified public accountant or by an appraiser selected with reasonable care by the board of directors or by any such committee or in relying in good faith upon other records of the Company.

            FOURTEENTH: A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of the Amendment adding this Article to the Certificate of Incorporation. Any repeal or modification of this Article by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

            FIFTEENTH: The Company hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.